Exhibit 10.16

INTERCREDITOR AND SUBORDINATION AGREEMENT

This agreement is made as of August 1, 2014 between:

SARASVATI INVESTMENTS INC. (hereinafter referred to as “Sarasvati”)

- and -

GRAVITAS FINANCIAL INC.
(hereinafter referred to as “Gravitas”)

- and -

GILLA INC. (hereinafter referred to as the “Borrower”)

RECITALS:

A.
The Borrower is indebted to Gravitas pursuant to a secured promissory note dated February 13, 2014 and a secured promissory note dated July 15, 2014 (together the “Promissory Notes"); and as security for such indebtedness the Borrower has granted to Gravitas a general security agreement dated February 13, 2014 (the “Gravitas Security Agreement”).

B.
The Borrower is indebted to Sarasvati pursuant to a revolving loan agreement dated August 1, 2014 (the “Loan Agreement"); and as security for such indebtedness the Borrower has granted to Sarasvati a security agreement dated August 1, 2014 (the “Sarasvati Security Agreement”).

D.	Gravitas and Sarasvati have entered into this intercreditor and subordination agreement (this “Agreement”) in order to establish their relative rights and priorities as against the Borrower.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

SECTION 1  — DEFINITIONS

1.1 Definitions. The following terms set out herein with initial capital letters shall have the meanings assigned to them below:

“Business Day” means any day on which chartered banks are open for business in the Province of Ontario and excludes a Saturday, Sunday and any other day which is a statutory holiday in the Province of Ontario.

“Gravitas Indebtedness” means, collectively, all indebtedness, liabilities and obligations of the Borrower to Gravitas (whether for the payment of principal, interest, fees, expenses or otherwise), now or hereafter existing, whether direct or indirect, pursuant to the Promissory Notes.

“Gravitas Security” means, collectively, all security (including the Gravitas Security Agreement) in respect of the Borrower’s present and future personal property, assets and undertaking, now or hereafter granted or given by the Borrower to or in favour of Gravitas for the payment and/or performance of the Gravitas Indebtedness or any parts or portions thereof.

“Creditor” means either Sarasvati or Gravitas, as the context may require, and “Creditors” means both Sarasvati and Gravitas.

“Default” means any default by the Borrower in the payment, performance or satisfaction of any Indebtedness.

“Indebtedness” means the Sarasvati Indebtedness and the Gravitas Indebtedness, collectively, or either of them, as the context may require.

“Person” means any individual, partnership, firm, corporation, trust, unincorporated organization, government or any department or agency thereof, or any other entity.

“Realization Proceeds” means, collectively, all payments, proceeds and other amounts received by either Creditor in connection with any property, assets or undertaking of the Borrower subject to the Security held by such Creditor, specifically including as a result of any enforcement action taken by such Creditor with respect thereto.

“Sarasvati Indebtedness” means, collectively, all indebtedness, liabilities and obligations of the Borrower to Sarasvati (whether for the payment of principal, interest, fees, expenses or otherwise), now or hereafter existing, pursuant to the Loan Agreement.

“Sarasvati Priority Collateral” means, with respect to the Borrower, all: (a) inventory, including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of the Borrower (collectively, the “Inventory”); (b) accounts due or accruing and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to any Inventory; (c) all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in (a) and (b); and (d) all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in (a) through (c) inclusive, including the proceeds of such proceeds.

“Sarasvati Security” means, collectively, all security in respect of the Borrower’s present and future personal property, assets and undertaking, now or hereafter granted or given by the Borrower to or in favour of Sarasvati for the payment and/or performance of the Sarasvati Indebtedness or any parts or portions thereof.

“Security” means the Sarasvati Security and the Gravitas Security, collectively, or either of them, as the context may require.

SECTION 2 — MUTUAL CONSENT

2.1 Mutual Consent. Notwithstanding any term or provision contained in any document, instrument or agreement to the contrary: (a) Gravitas hereby acknowledges and consents to the incurring by the Borrower of the Sarasvati Indebtedness and the creation, execution, delivery, registration, filing and perfection of the Sarasvati Security; and (b) Sarasvati hereby consents to the incurring by the Borrower of the Gravitas Indebtedness and the creation, execution, delivery, registration, filing and perfection of the Gravitas Security.

SECTION 3  — PRIORITY AND SUBORDINATION

3.1 Priority. The Creditors agree that with respect to the Security and the mortgages, charges and security interests created thereby, that the Security shall rank in descending order of priority as follows:

(a)	first, the Sarasvati Security, to the extent of the Sarasvati Priority Collateral;

(b)	second, the Gravitas Security to the extent of the Gravitas Indebtedness, and

(c)	third, the Sarasvati Security, to the extent of any remaining Sarasvati Indebtedness.

and each Creditor hereby subordinates its respective Security to and in favour of the other Creditor’s Security to the extent necessary to give effect to the priorities provided for in this Section 3.1.

3.2 Repayment on Account of the Gravitas Indebtedness.  Sarasvati agrees that, notwithstanding any term or provision contained in the Loan Agreement or the Sarasvati Security, or any other document, instrument or agreement to the contrary the Borrower shall be entitled to pay and Gravitas shall be entitled to receive regularly scheduled principal and interest payments in respect of the Gravitas Indebtedness.

3.3 Repayment on Account of the Sarasvati Indebtedness.  Gravitas agrees that, notwithstanding any term or provision contained in the Promissory Notes or the Gravitas Security, or any other document, instrument or agreement to the contrary the Borrower shall be entitled to pay and Sarasvati shall be entitled to receive: (i) regularly scheduled principal and interest payments in respect of the Sarasvati Indebtedness; and (ii) repayment of the Sarasvati Indebtedness in whole or in part from the proceeds from the Sarasvati Priority Collateral.

3.4 Acknowledgement and Undertaking.  Each of the Credit Parties hereby acknowledges and consents to the rights and interests of the Creditors in its property, assets and undertaking, as set forth in this Agreement, and undertakes to give full effect to the subordinations contained herein and to deal with its property, assets and undertaking in accordance with the terms of this Agreement.

3.5 No Effect on Priority. The respective priorities of each Creditor’s Security established hereby, and all other rights established or specified in, or altered by, this Agreement are applicable, irrespective of:

(1)	the time or order of creation, execution, delivery, attachment or perfection of the Security;

(2)	the method of perfection of the Security;

(3)	the time or order of registration or filing of financing statements or similar statements or documents, or other recordings of the Security;

(4)	the acquisition of any additional Security;

(5)
the dates of any existing or future loans, advances or credit accommodations extended by either Creditor to the Borrower, or the dates upon which the Borrower has incurred or may in the future incur any indebtedness or liabilities to either Creditor;

(6)	the date of any Default; or

(7)	the date of crystallization of any floating charge contained in any Security.

SECTION 4  — LIMITATION ON RIGHTS

4.1 Limitation on Rights to Proceeds. Notwithstanding anything to the contrary, nothing in this Agreement shall be construed so as to entitle either Creditor to receive Realization Proceeds derived from property or assets in respect of which such Creditor does not have security (or has agreed herein that it does not claim an interest) or in respect of which such Creditor’s Security is invalid, ineffective or unenforceable against the Borrower or any third parties.  Each of the Creditors agrees that, subject to the terms of this Agreement, it will not challenge the other Creditor’s Security on the grounds that it is invalid, ineffective or unenforceable.

4.2 Restriction on Enforcement.  Each Creditor acknowledges and agrees that until the termination of this Agreement in accordance with Section 13 hereof it shall not take any steps whatsoever to enforce payment or any right or remedy, or otherwise take any enforcement action to enforce any Security.  Each Creditor agrees that it shall not take, or cause any other Person to take, any steps whatsoever whereby the priority of the Security held by the other Creditor (as established pursuant to this Agreement), the validity of such Security or the rights of such other Creditor thereunder (as may be modified herein), shall be delayed, defeated, impaired or diminished and, without limiting the generality of the foregoing, each Creditor shall not challenge, object to, compete with or impede in any manner any act taken or proceeding commenced by the other Creditor in accordance with the provisions of this Agreement in connection with the enforcement of the Security held by it.

SECTION 5 — NOTICES

5.1 Notices Re: Default, Demand, Enforcement. Each Creditor shall promptly provide the other Creditor with a copy of any notice of demand for payment or other similar notice, as the case may be, delivered to the Borrower relating to any Default or proposed enforcement of any Security, contemporaneously with its delivery to the Borrower, provided, however, that any failure to give the notices required hereby shall not affect the priorities established or other confirmations or agreements set forth in this Agreement.

SECTION 6  — PROCEEDS

6.1 Proceeds of Realization. Notwithstanding any provision to the contrary contained in any Security or in any other document, instrument or agreement, all Realization Proceeds with respect to the Sarasvati Priority Collateral shall, subject to applicable law, be applied and distributed as follows:

(a)	firstly, on account of the costs and expenses, if any, incurred in connection with the sale, collection and realization of the Sarasvati Security; and

(b)	secondly, on account of Sarasvati Indebtedness until repaid in full.

6.2 Proceeds of Insurance and Disposition. If any of the property, assets or undertaking of the Borrower are disposed of, dealt with, lost or damaged so as to give rise to proceeds (including amounts payable under insurance policies), the relative priority of claims against, and the entitlement of each of the Creditors to, such proceeds shall be determined in accordance with the provisions of Section 3.1 above as if such claims were made against the original collateral which gave rise to such proceeds.

6.3 Trust Funds. The Creditors agree that to the extent that they receive Realization Proceeds which are payable to the other Creditor (the “Beneficiary”) pursuant to the terms and provisions of this Agreement, such amounts or proceeds shall be deemed to be received or held by it in trust for the Beneficiary and shall be paid over to the Beneficiary forthwith.

SECTION 7 — RIGHTS OF OTHER PARTIES

7.1 Rights of Other Parties.  Nothing in this Agreement shall be construed so as to entitle any Person not a signatory to this Agreement to receive any Realization Proceeds or to confer any rights upon the Borrower or any Person not a party to this Agreement.

SECTION 8  — EXCHANGE OF INFORMATION

8.1 Exchange of Information.  The Borrower hereby irrevocably consents to the disclosure between the Creditors (should they choose to do so) of any and all financial information relating to it, including particulars as to the amounts owing by the Borrower to either Creditor and whether or not a Default in respect of any Indebtedness to either Creditor has occurred and/or is continuing. Each Creditor is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs and status of the Borrower.

SECTION 9  — COMPULSORY ENFORCEMENT

9.1 Compulsory Enforcement.  Nothing contained in this Agreement shall require or obligate either Creditor to enforce any of their Security or to realize upon any of the property, assets or undertaking of the Borrower.

SECTION 10 — CONDITIONS TO AGREEMENT

10.1 Conditions Precedent. This Agreement shall become effective upon each of the Creditors having received a fully executed copy of this Agreement.

SECTION 11  — FURTHER ASSURANCES

11.1 Further Assurances. Each Creditor agrees that it shall at all times do, execute, acknowledge and deliver all such acts, deeds and agreements as may be reasonably necessary or desirable to give effect to the terms and provisions of this Agreement including any and all acts, deeds or agreements as may be necessary for the purpose of registering or filing notice of the terms and provisions of this Agreement.

SECTION 12  — NOTICES

12.1 Notices. All notices and other communications (each referred to as the “Notice”) permitted or required to be given to any of the parties hereto shall be in writing and may be delivered personally, by registered prepaid mail (except during an actual or threatened postal disruption) or sent by facsimile transmission to the following addresses or email addresses or to such other address or email addresses as shall be designated by such party by notice in writing to the other parties hereto:

(a)	if to Gravitas:

333 Bay Street, Suite 650
Toronto, Ontario, M5H 2R2

Attention: David Carbonaro
Fax No.:

(b)	if to Sarasvati:

33 Kennedy Park Road
Toronto, Ontario  M6P 3H2
karen.gautam@gmail.com (with a copy to rajeevuofw@gmail.com)

(c)	if to the Borrower:

110 Yonge Street, Suite 1602
Toronto, Ontario, M5C 1T4
graham@gillainc.com

The Notice shall be deemed to have been delivered (a) in the case of personal delivery, when the Notice is delivered to the party receiving the Notice, unless the Notice was not delivered on a Business Day in which case the Notice shall be deemed to have been delivered on the next Business Day, (b) in the case of registered prepaid mail, on the fifth (5th) Business Day after the Notice was deposited in the mail, and (c) in the case of electronic transmission, on the day the Notice was sent, unless the Notice was not received on a Business Day or was received after 4 p.m. in which case the Notice shall be deemed to have been delivered on the next Business Day.

SECTION 13  — TERMINATION

13.1 Termination. This Agreement shall continue in full force and effect until the earliest of:

(1)	the date on which it is terminated by mutual agreement of the Creditors;

(2)	the date on which all of the Gravitas Indebtedness has been repaid in full or the date on which all of the Gravitas Security has been released; and

(3)	the date on which all of the Sarasvati Indebtedness has been repaid in full or the date on which all of the Sarasvati Security has been released.

SECTION 14  — ENTIRE AGREEMENT

14.1 Entire Agreement. This Agreement constitutes the entire agreement between the Creditors in respect of its subject matter and supersedes any prior agreements, undertakings, declarations, or representations, written or oral, in respect thereof.

SECTION 15  — PARAMOUNTCY

15.1           Paramountcy. The terms of this Agreement shall govern all of the Creditors’ respective documents, instruments and agreements relating to the Indebtedness or any part thereof as if recited in all respects therein.  In the event that any term or provision of any documents, instruments and agreements relating to any Indebtedness should conflict with any term or provision of this Agreement, the term or provision of this Agreement shall prevail.

SECTION 16  — ENUREMENT

16.1 Enurement. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns.

SECTION 17  — GOVERNING LAW

17.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 18  — COUNTERPARTS; EXECUTION

18.1 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart may be delivered by facsimile (including pdf) transmission. Each such counterpart so executed and delivered shall be deemed to be an original and all such counterparts when taken together shall be deemed to constitute one and the same agreement.

SECTION 19 — ASSIGNMENT

19.1 Assignment.  No Creditor shall transfer or assign its Indebtedness or Security to any Person (the “Transferee”) without obtaining, in favour of the other Creditor, the written agreement of the Transferee to be bound by the provisions of this Agreement.

(The remainder of this page is intentionally left blank; signature page follows.)

IN WITNESS WHEREOF the parties have executed this Agreement as of the date noted above.

SARASVATI INVESTMENTS INC.

By:	/s/ Askok Gautam
Name: Askok Gautam
Title: President

GRAVITAS FINANCIAL INC.

/s/ David Carbonaro
Name: David Carbonaro
Title: President

GILLA INC.

/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: CEO